POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that McLaughlin, Piven, Vogel Securities, Inc., a New York corporation (the "Sponsor"), and each of the undersigned officers and directors of the Sponsor, hereby constitutes and appoints James C. McLaughlin and Allan M. Vogel, jointly and severally, his or its attorneys-in-fact, each with the power of substitution for him or it in any and all capacities, to sign on his or its behalf and in his or its name and to file with the Securities and Exchange Commission a registration statement on Form S-6 under the Securities Act of 1933, as amended, or any successor form or forms, and the rules and regulations promulgated thereunder, and any and all amendments thereto, exhibits and other appropriate documents in connection therewith, relating to the proposed registration and issuance of units of successive series of unit investment trusts of every kind and nature, including but not limited to McLaughlin, Piven, Vogel Family of Trusts, The Pinnacle Trust, and each subsequent series of such Trust, as any attorney-in-fact shall deem appropriate or similar titles, and hereby grants unto each of said attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such registration statements, and to maintain the effectiveness of registration statements for such unit investment trusts, that each or any of them may lawfully do or cause to be done.




                         [SIGNATURES ON FOLLOWING PAGE]


741947.1

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          IN WITNESS WHEREOF, the Sponsor has caused this power of attorney to be executed in its name by its Chief Executive Officer, and the undersigned directors and officers have hereunto set their hands and seals this 6th day of August, 1998.

                    (Sponsor)

                    MCLAUGHLIN, PIVEN, VOGEL SECURITIES, INC.


                    /s/ JAMES C. MCLAUGHLIN
                    ----------------------------------------
                    James C. McLaughlin
                    Chairman of the Board,
                    Chief Executive Officer and Director


                    /s/ ALLAN M. VOGEL
                    ----------------------------------------
                    Allan M. Vogel
                    President, Chief Financial Officer
                    Secretary and Director


                    /s/ JAMES J. MCLAUGHLIN
                    ----------------------------------------
                    James J. McLaughlin
                    Senior Vice President
                    and Director



          On this 6th day of August, 1998 personally appeared before me, a Notary Public in and for said County and State, the persons named above who are known to me to be the persons whose names and signatures are affixed to the foregoing Power of Attorney and who acknowledged the same to be their voluntary act and deed for the intents and purposes therein set forth.


                                        /s/CARLA VOGEL
                                        --------------------------------------
                                                  Notary Public

Carla Vogel
Notary Public, State of New York
No. 02V05019906
Qualified in Bronx County
Commission Expires November 1, 1999


741947.1

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